©2017 Novelis Inc. 1 February 7, 2017 Steve Fisher President and Chief Executive Officer Devinder Ahuja Senior Vice President and Chief Financial Officer Novelis Q3 Fiscal Year 2017 Earnings Conference Call Exhibit 99.2

©2017 Novelis Inc. 2 Safe Harbor Statement Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about the company’s expectations to generate approximately $350 million in free cash flow for the full fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward- looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 are specifically incorporated by reference into this presentation.

©2017 Novelis Inc. 3 Current Business Highlights Adjusted EBITDA* $ per tonne Evolution *Adjusted EBITDA excludes metal price lag in all periods $200 $225 $250 $275 $300 $325 $350 $375 $400 FY14 FY15 FY16 FY17 FY14-FY16 average $300  Record third quarter Adjusted EBITDA* $255 million, up 7% YoY  Record automotive shipments, operating efficiencies and favorable FX drove strong results during seasonally low quarter  Completed refinancing of long term debt in January  All recent transactions will result in extended maturity profile and annual cash interest savings of ~$80 million  Annualized Adjusted EBITDA* at sustainable levels  On track to achieve record full year Adjusted EBITDA* 875 890 900 963 1,019 1,053 1,070 $800 $900 $1,000 $1,100 Q1FY16 Q2FY16 Q3FY16 Q4FY16 Q1FY17 Q2FY17 Q3FY17 TTM Adjusted EBITDA* ($ millions) TTM average $349

©2017 Novelis Inc. 4 Strategically Strengthening Portfolio FY14 FY16 Product Portfolio Evolution (% of total FRP shipments) 64% 15% 21% 62% 9% 29% Can Auto Specialties FY17 TTM 61% 17% 22%

©2017 Novelis Inc. 5 Market Shift and Response Can Market Dynamics ■ Customer consolidation creating pricing pressure ■ Continued overcapacity, particularly in China ■ Slow start to typically strong summer season in economically soft Brazil Strategic Actions & Results ■ In active conversation with customers ■ Strong momentum in cost and operational efficiencies to continue to maintain margins ■ Exploring opportunities to expand specialties portfolio to optimize capacity in Asia and South America ■ Continued momentum in automotive sheet market improving product mix

©2017 Novelis Inc. 6 Automotive Aluminum Sheet Market Update 50 75 100 125 150 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Quarterly Global Automotive Shipments (kt) FY15 FY16 FY17 Market Opportunities ■ Maintain strong global demand outlook ■ Autonomous vehicles & mobility ■ Electric vehicles Strategic Actions & Results ■ Clear line of sight for full utilization of auto capacity in FY19 ■ Partnering with customers to enhance sustainability objectives  Jaguar Land Rover’s REALCAR (REcycled ALuminium CAR) project ■ Leverage our footprint to provide global solutions ■ Delivering consecutive record automotive sheet shipments, +13% YoY, +5% sequentially

©2017 Novelis Inc. 7 Financial Highlights

©2017 Novelis Inc. 8 Q3 Fiscal 2017 Highlights  Net income of $63 million; Excluding tax-effected special items*, net income more than doubled to $67 million from $32 million  Includes $14 million YoY reduction in interest expense  Adjusted EBITDA, excluding metal price lag, up 7% to $255 million  Metal price lag negative $4 million vs negative $26 million PY  Adjusted EBITDA $251 million, up 18% from $212 million  Sales down 2% to $2.3 billion  FRP shipments down 4% to 750kt  Strong liquidity position over $1.0 billion *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt, loss on sale of business Q3FY17 vs Q3FY16

Q3 Adjusted EBITDA* Bridge

$ Millions


Lower can volume
Slow start to summer in economically soft South America
Partially offset by 13% increase in auto shipments
Positive mix from higher automotive shipments
Offset by unfavorable mix within can & specialties segments
Cost productivity drivers:
Operational efficiencies
Better metal mix
Partially offset North America post employment benefits
238
(21)
(1)
29
(6)
16
255
Q3FY16
Volume
Price/Mix
Operating Cost
SG&A & Other
FX
Q3FY17

*EBITDA excluding metal price lag in both periods

©2017 Novelis Inc.

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Not just aluminum, Novelis Aluminum.

©2017 Novelis Inc. 10 Free Cash Flow Bridge US $M YTD FY17 YTD FY16 Adjusted EBITDA 762 521 Capital Expenditures (138) (282) Interest Paid (236) (284) Taxes Paid (70) (66) Working Capital & Other (289) (186) Free Cash Flow 29 (297) Now expect Free Cash Flow to be on high end of previous guidance range: ~$350 million for the full year FY17  Stronger YTD FCF than prior year, driven by  Higher EBITDA, including lower metal price lag  Reduced CapEx spending  Interest savings & timing  Partly offset by higher working capital due to rising aluminum prices

©2017 Novelis Inc. 11 Successfully Refinanced Long Term Debt  Q4 FY17  In January, refinanced $1.8 billion Floating rate Term Loan Facility due 2022 with $1.8 billion Asian Term Loan bank deal due June 2022  Reduced annual cash interest ~$24 million Combined annual cash interest savings ~$80 million  Q2 FY17  In August, refinanced $1.1 billion 8.375% Senior Notes due 2017 with $1.15 billion 6.25% Senior Notes due August 2024  In September, refinanced $1.4 billion 8.75% Senior Notes due 2020 with $1.5 billion 5.875% Senior Notes due September 2026  Reduced annual cash interest ~$55 million

©2017 Novelis Inc. 12 Summary

©2017 Novelis Inc. 13  On track to achieve record FY17 full year Adjusted EBITDA, excluding metal price lag  Continued operational efficiencies and focus on evolving product mix with automotive sheet growth to offset headwinds in can  Achieving 4x net debt ratio in FY17 Summary & Outlook 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 Net Debt/Adjusted EBITDA ratio Target: 4.0x in FY18

©2017 Novelis Inc. 14 Questions & Answers

©2017 Novelis Inc. 15 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	FY16	Q1 FY17	Q2 FY17	Q3 FY17
Net (loss) income attributable to our common shareholder	**(60)**	**(13)**	**6**	**29**	**(38)**	**24**	**(89)**	**63**
- Noncontrolling interests	-	-	-	-	-	-	-	1
- Interest, net	(78)	(80)	(77)	(79)	(314)	(80)	(79)	(65)
- Income tax (provision) benefit	(15)	3	(16)	(18)	(46)	(36)	(27)	(47)
- Depreciation and amortization	(87)	(89)	(88)	(89)	(353)	(89)	(90)	(88)
EBITDA	**120**	**153**	**187**	**215**	**675**	**229**	**107**	**264**
- Unrealized gain (loss) on derivatives	35	(15)	(2)	(22)	(4)	(7)	4	21
- Realized gain (loss) on derivative instruments not included in segment income	1	(3)	1	-	(1)	1	-	1
- Proportional consolidation	(7)	(8)	(7)	(9)	(30)	(8)	(8)	(4)
- Loss on extinguishment of debt	(13)	-	-	-	(13)	-	(112)	-
- Restructuring and impairment, net	(15)	(4)	(10)	(19)	(48)	(2)	(1)	(1)
- Loss on sale of business	-	-	-	-	-	-	(27)	-
- (Loss) gain on sale of fixed assets	(1)	-	(1)	(2)	(4)	(4)	(2)	2
- Gain on assets held for sale, net	-	-	-	-	-	1	1	-
- Others (costs) income, net	(7)	1	(6)	(3)	(16)	(7)	(4)	(6)
Adjusted EBITDA	**127**	**182**	**212**	**270**	**791**	**255**	**256**	**251**
Other income (expense) included in adjusted EBITDA								
- Metal price lag	(85)	(54)	(26)	(7)	(172)	(13)	(14)	(4)
- Foreign currency remeasurement	4	(3)	4	(3)	2	(3)	2	2

Explanation of other income (expense) Included in adjusted EBITDA

1) **Metal price lag net of related hedges:** On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. Although we use derivatives contracts to minimize the price lag associated with LME base aluminum prices, we do not use derivative contracts for local market premiums, as these are not prevalent in the market.

2) **Foreign currency remeasurement net of related hedges:** All balance sheet accounts not denominated in the functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2017 Novelis Inc.

Not just aluminum, Novelis Aluminum.

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©2017 Novelis Inc. 17 (in $ m) Q1FY16 Q2 FY16 Q3 FY16 Q4 FY16 FY16 Q1 FY17 Q2 FY17 Q3 FY17 Cash (used in) provided by operating activities (288) 225 64 540 541 (107) 80 178 Cash used in investing activities (137) (84) (75) (82) (378) (39) (48) (35) Less: (proceeds) outflows from sales of assets - (1) (1) (1) (3) - 12 (12) Free cash flow (425) 140 (12) 457 160 (146) 44 131 Capital expenditures 129 75 78 88 370 44 46 48 Free cash flow before capital expenditures (296) 215 66 545 530 (102) 90 179 Free Cash Flow and Liquidity (in $ m) Q1 Q2 Q3 Q4 FY16 Q1 FY17 Q2 FY17 Q3 FY17 Cash and cash equivalents 456 462 457 556 556 457 473 505 Availability under committed credit facilities 708 506 489 640 640 633 573 534 Liquidity 1,164 968 946 1,196 1,196 1,090 1,046 1,039